UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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California Water Service Group

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California Water Service Group
California Water Service Company, Hawaii Water Service Company,
New Mexico Water Service Company, Washington Water Service
Company, CWS Utility Services, and HWS Utility Services

1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

April 7, 2008

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders at 9:30 a.m. on May 27, 2008, at the executive offices of California Water Service Group, located at 1720 North First Street in San Jose, California.

Enclosed are a notice of matters to be voted on at the meeting, our Proxy Statement, a proxy card and our 2007 Annual Report.

Whether or not you plan to attend, your vote is important. Please vote your shares, as soon as possible, in one of three ways: via mail, telephone or Internet. Instructions regarding Internet and telephone voting are included on the proxy card. If you choose to vote by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope.

In a continued effort to reduce costs and conserve natural resources, we produced a summary annual report this year, opting not to duplicate the financial information that continues to be provided in the 10-K. We care about what you think of the report. Please send your feedback to annualreport@calwater.com.

Thank you for your investment in the California Water Service Group.

Sincerely,

/s/  Robert W. Foy
ROBERT W. FOY
CHAIRMAN OF THE BOARD

2008 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

This Proxy Statement, dated April 7, 2008, relates to the solicitation of proxies by the Board of Directors of California Water Service Group for use at our 2008 Annual Meeting of Stockholders, which is scheduled to be held on May 27, 2008. We expect to begin mailing this Proxy Statement to stockholders on or about April 15, 2008.

For directions to the Annual Meeting, please refer to the map included as the last page of the proxy.

CALIFORNIA WATER SERVICE GROUP

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of California Water Service Group will be held on May 27, 2008, at 9:30 a.m., at the Executive Offices of California Water Service Group, 1720 North First Street, San Jose, California 95112-4598, for the following purposes:

1. Election of directors;

2. Ratify the selection of Deloitte & Touche LLP as the Group’s independent registered public accountants; and

3. To consider such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 31, 2008, as the record date for the determination of holders of common and preferred stock entitled to notice of and to vote at the Annual Meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy: (a) via the mail, (b) by telephone, or (c) by Internet. For specific instructions, please refer to “Questions and Answers About the Proxy Materials and the Annual Meeting” of this Proxy Statement and the instructions on the proxy card.

By Order of the Board of Directors

LYNNE P. MCGHEE, Esq.
Corporate Secretary

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What am I voting on?

•	Election of nine directors to serve until the 2009 Annual Meeting.

•	Ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the Group’s independent registered public accounting firm for 2008.

Those elected to serve as directors of California Water Service Group, which we refer to in this Proxy Statement as the Group, will also serve as the directors of California Water Service Company and CWS Utility Services, two of the Group’s operating subsidiaries.

Who may attend the Annual Meeting?

All Group stockholders may attend.

Who is entitled to vote?

Stockholders of record at the close of business on March 31, 2008 (the “Record Date”), or those with a valid proxy from a brokerage firm or another similar organization which held shares on the Record Date.

How many votes do I get?

Each share of common stock is entitled to one vote. Each share of preferred stock is entitled to 16 votes. You may also use “cumulative voting” in the election of directors as described below.

What is “cumulative voting” and how does it work?

You may elect to “cumulate” your vote in the election of directors. Cumulative voting permits you to allocate among the director nominees the total number of votes you may cumulate.

If you hold common stock, the total number of votes you may cumulate is determined by multiplying the number of shares you hold by the number of director positions to be filled. For example, if you own 100 shares of common shock, you may distribute 900 “FOR” votes (100 shares x 9 director positions to be filled) among as few or as many of the nine director nominees as you choose.

Because each preferred share is entitled to 16 votes, preferred stockholders may cumulate 144 votes (16 votes per share x 9 director positions to be filled) for each share owned. Thus, if you hold preferred stock, the total number of votes you may cumulate is determined by multiplying the number of shares you hold by the number of votes you may cumulate per share. For example, if you own 100 shares of preferred stock, you may distribute 14,400 “FOR” votes (100 shares x 144 votes you may cumulate per share) among as few or as many of the nine director nominees as you choose.

If you wish to cumulate your vote for director nominees, you must follow the special instructions on the proxy card or voting instruction card and vote by mail. If you do not indicate otherwise, the proxies may use their discretion to cumulate votes.

How are the directors elected?

The nine nominees receiving the highest number of votes are elected to the Board. Common and preferred shares vote together on directors.

Who are the Board’s nominees?

The nominees are Douglas M. Brown, Robert W. Foy, Edwin A. Guiles, Edward D. Harris, Jr., M.D., Bonnie G. Hill, Richard P. Magnuson, Linda R. Meier, Peter C. Nelson, and George A. Vera. All the nominees are current Board members. See “Proposal No. 1 — Election of Directors” for biographical information, including the nominees’ current directorships in other publicly held companies.

What is the required vote for the second proposal to pass?

In order for the Audit Committee’s selection of Deloitte & Touche LLP as independent registered public accounting firm to be ratified, the proposal must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

How do I vote?

You may vote by mail.

You do this by signing the proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the “Vote by Telephone” instructions on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. You must have a touch-tone phone to vote by telephone.

You may vote on the Internet.

You do this by following the “Vote by Internet” instructions on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

You may vote in person at the meeting.

We will hand out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

If you return a signed card but do not provide voting instructions, your shares will be voted:

•	for the nine named director nominees

•	for the ratification of the selection of the independent registered public accounting firm

We have been advised by legal counsel that these telephone and Internet voting procedures comply with Delaware law.

What if I change my mind after I return my proxy?

You may revoke your proxy any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date,

•	voting by telephone or on the Internet (your latest telephone or Internet proxy is counted),

•	voting again at the meeting, or

•	notifying the Corporate Secretary, in writing, that you wish to revoke your previous proxy. We must receive your notice prior to the vote at the Annual Meeting.

Will my shares be voted if I do not return my proxy?

If you are a stockholder of record (that is, you hold your shares in your own name), and you do not return your proxy, your shares will not be voted unless you attend the meeting and vote in person. Different rules apply if your stockbroker holds your shares for you.

What happens if my shares are held by my stockbroker?

If you do not return your proxy then your stockbroker, under certain circumstances, may vote your shares.

Stockbrokers must write to you asking how you want your shares voted. However, if you do not respond, stockbrokers have authority under exchange regulations to vote your unvoted shares on certain “routine” matters, including election of directors and ratification of the selection of the independent registered public accounting firm. If you wish to change voting instructions you give to your stockbroker, you must ask your stockbroker how to do so.

If you do not give your stockbroker voting instructions, the stockbroker may either:

•	proceed to vote your shares on routine matters and refrain from voting on nonroutine matters, or

•	leave your shares entirely unvoted.

Shares that your stockbroker does not vote (“stockbroker non-votes”) will count towards the quorum only. We encourage you to provide your voting instructions to your stockbroker. This ensures that your shares will be voted at the meeting.

You may have granted to your stockbroker discretionary voting authority over your account. If so, your stockbroker may be able to vote your shares even on nonroutine matters, depending on the terms of the agreement you have with your stockbroker.

What happens if I abstain from voting on a proposal?

If you abstain from voting on a proposal (either by proxy or in person at the Annual Meeting), your shares will be counted in determining whether we have a quorum, but the abstention will have the same effect as a vote against a proposal.

Who will count the vote?

Representatives of American Stock Transfer and Trust Company, our transfer agent, will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What constitutes a quorum?

A majority of the outstanding shares — present at the Annual Meeting or represented by persons holding valid proxies — constitutes a quorum. If you submit a valid proxy card, your shares will be part of the quorum.

Without a quorum, no business may be transacted at the Annual Meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the Annual Meeting may adjourn the Annual Meeting to another date, time and place.

At the Record Date, there were 2,813 stockholders of record. There were 20,715,612 shares of our common stock outstanding and entitled to vote at the Annual Meeting and 139,000 shares of our preferred stock outstanding and entitled to be voted at the Annual Meeting.

What percentage of stock do the directors and executive officers own?

Together, they own less than one percent of our common and preferred stock. See “Stock Ownership of Management and Certain Beneficial Owners” for more details.

Who are the largest common stockholders?

As of April 7, 2008, the largest principal stockholder was SJW Corp., which held 1,099,952 shares of common stock, representing 5.3% of our aggregate outstanding common stock. To the best of our knowledge, no other stockholders held over 5% of our common shares.

What is the deadline for submitting stockholder proposals for the Group’s proxy materials for next year’s Annual Meeting?

Any proposals which stockholders intend to present at the 2009 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Group by December 28, 2008, in order to be considered for inclusion in the Group’s 2009 proxy materials. A proposal and any supporting statement together may not exceed 500 words. Please submit the proposal to Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

How can a stockholder propose a nominee for the Board?

Any stockholder of record who is entitled to vote at a stockholders’ meeting may propose a nominee for the Board. The bylaws contain the requirements for doing so. Contact the Corporate Secretary to request a copy of the full bylaw requirements. Briefly, a stockholder must give timely prior notice to the Group. The notice must be received by the Corporate Secretary at the Group’s principal place of business by the 150th day before the first anniversary of the prior year’s Annual Meeting. If we move the date of the meeting by more than thirty days before or more than sixty days after the date of the previous meeting, notice is due by the 150th day before the Annual Meeting or the 10th day after we publicly announce the holding of the meeting.

If the Board calls a special meeting to elect directors, stockholder notice is due by the 150th day prior to that meeting or the 10th day after we publicly announce the holding of the special meeting and identify the Board’s director nominees. The bylaws do not affect the rights of preferred holders to nominate directors where they are otherwise entitled to do so.

The bylaws specify what the notice must contain. The notice deadline for the 2008 Annual Meeting was January 6, 2008.

How can a stockholder propose business at a stockholders’ meeting?

Any stockholder of record who is entitled to vote at a stockholders’ meeting may propose business for the meeting. Just as with nominations, the bylaws contain the requirements. Contact the Corporate Secretary and request a copy of the full bylaw requirements. The stockholder must give timely prior notice to the Group. The deadlines are the same as for stockholder nominations discussed above. If the Group’s Secretary receives a proposal after that deadline it will be considered untimely, and the persons named in the proxy for the 2008 meeting may exercise their discretion in voting with respect to the proposal.

The bylaws specify what the notice must contain. Stockholders must comply with all requirements of the securities laws regarding proposals. The bylaws do not affect any stockholder right to request inclusion of proposals in the Group’s Proxy Statement under the rules of the Securities and Exchange Commission.

Because of the 150-day notice requirement discussed above, stockholders who have not given prior notice may not raise a proposal (or a nomination) at this year’s meeting.

How can a stockholder or other interested party contact the independent directors, the director who chairs the Board’s executive sessions or the full Board?

Stockholders or other interested parties may address inquiries to any of the Group’s directors, to the director who chairs the Board’s executive sessions, or to the full Board, by writing to Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598. All such communications are sent directly to the intended recipient.

Can I make comments and/or ask questions during the Annual Meeting?

Yes, most certainly. Stockholders wishing to address the meeting are welcome to do so by adhering to the following guidelines:

1. Stockholders may address the meeting when recognized by the Chairman or President and Chief Executive Officer.

2. Each stockholder, when recognized, should stand and identify himself or herself.

3. Stockholder remarks must be limited to matters before the meeting and may not exceed two minutes in duration per speaker. No cameras, video or recording equipment will be permitted at the meeting.

BOARD STRUCTURE

This section briefly describes the structure of the Board and the functions of the principal committees of the Board. The charters for the Audit, Organization and Compensation, Finance and Nominating/Corporate Governance committees are posted on the Group’s website at http://www.calwatergroup.com. The charters are also available in written form upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

The Group’s policy is that all directors must be able to devote the required time to carry out director responsibilities and should attend all meetings of the Board and of committees on which they sit.

Committees:

AUDIT:  Reviews the Group’s auditing, accounting, financial reporting and internal audit functions. Also, the Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm, although stockholders are asked to ratify the Committee’s selection. All members are nonemployee directors, are independent as defined in the listing standards of the New York Stock Exchange and meet the additional independence requirements for audit committee members imposed by the Sarbanes-Oxley Act and the rules of the SEC thereunder. The Group has not relied on any exemptions in the SEC’s rules from the audit committee independence requirements.

The Board has determined that George A. Vera, chair of the Audit Committee, is a financial expert and is independent as defined in the rules of the SEC and in the listing standards of the New York Stock Exchange. This means that the Board believes Mr. Vera has:

(i) an understanding of generally accepted accounting principles and financial statements;

(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Group’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv) an understanding of internal control over financial reporting; and

(v) an understanding of Audit Committee functions.

Designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

ORGANIZATION AND COMPENSATION:  Reviews the Group’s executive and director compensation, employee benefit plans and programs, including their establishment, modification and administration. All members are nonemployee directors and independent as defined in the listing standards of the New York Stock Exchange.

For a description of the processes and procedures used by the Organization and Compensation Committee for the consideration and determination of executive and director compensation, see “Compensation Discussion & Analysis” elsewhere in this Proxy Statement.

FINANCE:  Assists the Board in reviewing the Group’s financial policies, strategies and capital structure, and makes reports and recommendations to the Board as the committee deems advisable. All members are nonemployee directors and independent as defined in the listing standards of the New York Stock Exchange.

NOMINATING/CORPORATE GOVERNANCE:  Assists the Board by (i) identifying candidates and nominating individuals qualified to become Board members and (ii) developing and recommending a set of corporate governance principles applicable to the Group. All members are nonemployee directors and are independent as defined in the listing standards of the New York Stock Exchange. The full responsibilities of the Nominating/Corporate Governance Committee are set forth in its charter, a copy of which is posted on the Group’s website at http://www.calwatergroup.com.

EXECUTIVE:  Has limited powers to act on behalf of the Board whenever it is not in session. This committee meets only as needed. The committee consists of four nonemployee directors and one employee director.

During 2007, there were eleven regular meetings of the Board, four meetings of the Audit Committee, two meetings of the Organization and Compensation Committee, one meeting of the Finance Committee, two meetings of the Nominating/Corporate Governance Committee and one meeting of the Executive Committee. Each of the director-nominees who served on the Board of California Water Service Group in 2007 attended at least 91% of all Board and applicable committee meetings. Collectively, they attended an average of 99% of all of the Board and applicable committee meetings.

Independence of Directors

The Board has adopted a standard of director independence. The standard determines that a director is independent if he or she has no material relationship, whether commercial, industrial, banking, consulting, accounting, legal, charitable or familial, with the Group, either directly or indirectly as a partner, stockholder or officer of an entity that has a material relationship with the Group.

A director is not independent if he or she fails the standard for independence in Section 303A of the New York Stock Exchange Listed Company Manual or the Group’s independence standards. The following relationships or transactions disqualify a person from being considered independent under the Exchange’s standards:

•	the director has a material relationship (including, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships) with companies that comprise the Group;

•	the director is, or has been within the last three years, an employee of companies that comprise the Group or an immediate family member is, or has been within the last three years, an executive officer of any company that comprises the Group;

•	receipt during any twelve-month period within the past three years by the person, or by an immediate family member of the person, of more than $100,000 in direct compensation from companies that comprise the Group, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director or an immediate family member is a current partner of the Group’s internal or external auditor; the director is a current employee of such a firm; the director’s immediate family member is a current employee of such a firm who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or the director or an immediate family member was in the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Group’s audit within that time;

•	employment of the director or of an immediate family member within the last three years as an executive officer of a company whose Organization and Compensation Committee includes an executive officer of the Group; and

•	being an employee or having an immediate family member who is an executive officer of a customer or vendor or other party which has made payments to or received payments from companies that comprise the Group for property or services of at least 2% or $1 million, whichever is greater, of the party’s consolidated gross revenues, in any of the past three years.

The Board has determined that none of the following relationships, in itself, is material for purposes of these standards:

•	being a residential customer of the Group;

•	being an executive officer or employee, or being otherwise affiliated with, a commercial customer from which the Group’s consolidated gross revenues in any of the last three years are or were not more than the greater of (i) 1% of the Group’s consolidated gross revenues for the year or (ii) $500,000;

•	being an executive officer or employee of a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group’s consolidated gross revenues for the year or (ii) $500,000;

•	having a 5% or greater ownership interest or similar financial interest in a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group’s consolidated gross revenues for such year or (ii) $500,000; and

•	being a director of any of the Group’s subsidiaries.

If a director is eligible for treatment as an independent director under Section 303A, but has a relationship with the Group other than one of the five relationships described above, the Board of Directors or the Nominating/Corporate Governance Committee will review the facts and circumstances of the relationship and make a good faith determination whether it considers the director independent in light of the purposes of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange Listing Standards and, if it determines that the director is independent, will disclose the basis for its determination in the Group’s Proxy Statement for its next Annual Meeting of Stockholders as required by applicable laws and regulation.

In making a determination regarding independence of a director, the Board of Directors will consider, among other things, the materiality of the relationship to the Group, to the director, and, if applicable, to the organization with which the director is affiliated.

The Board has determined that a majority of the members of the Board meet the standard and also are “independent,” as defined in the listing standards of the New York Stock Exchange.

Director Qualifications

The Group seeks directors with the following specific qualifications:

•	shows evidence of leadership in his/her particular field;

•	has broad experience and exercises sound business judgment;

•	has expertise in an area of importance to Group and its subsidiaries;

•	is able to work in a collegial Board environment;

•	has high personal and professional ethics and integrity;

•	is able to devote the required time to carry out director responsibilities;

•	has the ability and willingness to contribute special competencies to Board activities, to include appointment to Board committees;

•	is free from conflicts of interest which would interfere with serving and acting in the best interests of the Group and its stockholders;

•	has proven to be a high caliber individual who has achieved a level of prominence in his or her career; for example, a CEO or highest level financial officer of a sizeable organization, a director of a major corporation, a prominent civic or academic leader, etc.

In addition, Section 2.8 of the Group’s bylaws contains requirements which a person must meet to avoid conflicts of interest which would disqualify that person from serving as a director.

Identification of Director Nominees

The Group identifies new director candidates by director recommendations and by the use of search firms selected by the Nominating/Corporate Governance Committee.

The Group considers nominees of stockholders in the same manner as all other nominees. The Group will consider director nominees recommended by stockholders who adhere to the procedure described under “Questions and Answers About the Proxy Materials and the Annual Meeting — How can a stockholder propose a nominee for the Board?” elsewhere in this Proxy Statement.

Executive Sessions of the Board

As required by the listing standards of the New York Stock Exchange, the Group schedules regular executive sessions of directors in which directors meet without management participation. Mr. Douglas M. Brown has been appointed by the Board as lead director and to chair these sessions.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines as defined by the listing standards of the New York Stock Exchange. The guidelines are posted on the Group’s website at http://www.calwatergroup.com. The guidelines are also available in written form upon request to Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Retirement Age of Directors

The Group has established a mandatory retirement age for directors. A director must retire no later than the Annual Meeting that follows the date of the director’s 75th birthday. An employee director must retire as an employee no later than the Annual Meeting that follows the date of their 70th birthday, but may remain on the Board at the discretion of the Board.

Annual Meeting Attendance

All directors are expected to attend each Annual Meeting of the Group’s stockholders, unless attendance is prevented by an emergency. All of the Group’s directors who were in office at that time attended the Group’s 2007 Annual Meeting of Stockholders.

Our directors as of April 7, 2008, are as follows:

			Current Term	Director
Name	Age	Position	Expires	Since

Douglas M. Brown(1)(2)(5)(8)(11)(12)	70	Lead Director	2008	2001
Robert W. Foy(10)	71	Chairman of the Board and Director	2008	1977
Edwin A. Guiles(12)	58	Director	2008	2008
Edward D. Harris, Jr., M.D.(1)(5)(7)(12)	70	Director	2008	1993
Bonnie G. Hill(3)(5)(12)	66	Director	2008	2003
Richard P. Magnuson(1)(2)(3)(4)(9)(12)	52	Director	2008	1996
Linda R. Meier(1)(2)(3)(5)(12)	67	Director	2008	1994
Peter C. Nelson(1)	60	President, Chief Executive Officer and Director	2008	1996
George A. Vera(4)(6)(12)	64	Director	2008	1998

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Organization and Compensation Committee

(4)	Member of the Finance Committee

(5)	Member of the Nominating/Corporate Governance Committee

(6)	Chair of the Audit Committee

(7)	Chair of the Organization and Compensation Committee

(8)	Chair of the Finance Committee

(9)	Chair of the Nominating/Corporate Governance Committee

(10)	Chair of the Executive Committee

(11)	Chair of Board’s Executive Sessions

(12)	Independent director

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

There are nine nominees for election to our Board this year. Except for the newest director, Edwin A. Guiles, all of the nominees have served as directors since the last Annual Meeting. Mr. Guiles fills the director position formerly held by David N. Kennedy, who retired in 2007. Mr. Guiles was initially identified to the Nominating/Corporate Governance Committee by a third-party search firm. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next Annual Meeting and until their respective successors are elected.

Vote Required

The nine persons receiving the highest number of votes represented by outstanding shares present or represented by proxy and entitled to vote will be elected. Except as otherwise indicated, each director has served for at least five years in the positions stated below.

The Board of Directors recommends a vote FOR the election of each of the following nominees:

Douglas M. Brown
Director since 2001
Age 70

Mr. Brown is lead director and a resident of the State of New Mexico. He is the former Treasurer for the State of New Mexico. From 1999 to 2005, he was president and chief executive officer of Tuition Plan Consortium and from 1990 to 1999, he was president and chief executive officer of Talbot Financial Services. He is also a former trustee of Stanford University and former regent of the University of New Mexico.

Robert W. Foy
Director since 1977
Age 71

Mr. Foy is Chairman of the Board of California Water Service Group and its subsidiaries. Mr. Foy retired as an executive officer and employee director at the 2007 Annual Meeting in accordance with California Water Service Group’s retirement policy. See “Board Structure — Retirement Age of Directors.” Mr. Foy is standing for reelection as a non-employee director. He was formerly president and chief executive officer of Pacific Storage Company, a diversified transportation, warehousing and business and record management company with offices throughout Northern California; he remains an owner and director of that company. He has served as Chairman of California Water Service Group since January 1, 1996. He serves as a member of the San Jose State University College of Business Advisory Board.

Edwin A. Guiles
Director since March, 2008
Age 58

Mr. Guiles is executive vice president of corporate development at Sempra Energy. He was previously chairman and chief executive officer of San Diego Gas & Electric and Southern California Gas Company, Sempra Energy’s California regulated utilities. Mr. Guiles is also a director and chairman of the California Chamber of Commerce.

Edward D. Harris, Jr., M.D.
Director since 1993
Age 70

Dr. Harris is the George DeForest Barnett professor of medicine, emeritus, at Stanford University Medical Center. He is the Academic Secretary Emeritus to Stanford University. He is a director of the Genentech Research and Educational Foundation. He is also the executive secretary of Alpha Omega Alpha, the National Medical Honor Society, and editor of “The Pharos.” He is a Master of the American College of Rheumatology, a Master of the American College of Physicians and a fellow of the Royal College of Physicians (London).

Bonnie G. Hill
Director since 2003
Age 66

Ms. Hill is the president of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organization and public policy issues. She is also co-founder of Icon Blue, a brand marketing company. From 1997 to 2001, she was president and chief executive officer of Times Mirror Foundation and senior vice president, communications and public affairs, of The Los Angeles Times. She is a director of AK Steel Holdings Corp., Home Depot, Inc. and Yum Brands, Inc. She is also a director of the Financial Industry Regulatory Authority Investor Education Foundation and the Center for International Private Enterprise (CIPE).

Richard P. Magnuson
Director since 1996
Age 52

Mr. Magnuson is a private venture capitalist. From 1984 to 1996, he was a general partner of Menlo Ventures, a venture capital firm. He also is a director of two privately held companies.

Linda R. Meier
Director since 1994
Age 67

Ms. Meier is a member of the National Board of the Institute of International Education and the Board of Trustees of the World Affairs Council of Northern California. She is co-chair of the “The Stanford Challenge” and chair of outreach activities. She is a former director of Greater Bay Bancorp. From 1992-1997, Ms. Meier was chair of the Stanford University Hospital Board of Directors. From 1984-1994, she was a trustee of Stanford University.

Peter C. Nelson
Director since 1996
Age 60

Mr. Nelson is president and chief executive officer of California Water Service Group and its subsidiaries. Before joining California Water Service Group in 1996, he was vice president, division operations (1994-1995) and region vice president (1989-1994) of Pacific Gas & Electric Company. He is a director of the California Chamber of Commerce and chair of the Chamber Water Resources Committee, and a director of the National Association of Water Companies.

George A. Vera
Director since 1998
Age 64

Mr. Vera is vice president and chief financial officer of the David and Lucile Packard Foundation. Until 1997, he was an audit partner at Arthur Andersen, LLP.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Ownership of Directors and Executive Officers

Our Board of Directors strongly encourages stock ownership by directors and believes it is desirable for all directors to own an amount of shares having a value of four times the amount of such director’s annual director retainer. Pursuant to the Group’s Corporate Governance Guidelines, available on the Group’s website at http://www.calwatergroup.com, directors elected before April 27, 2005, who own less than the desirable amounts are strongly encouraged to increase their holdings to that amount by April 26, 2009. Directors elected after April 27, 2005, who own less than the desired amount are strongly encouraged to increase their holdings to four times the annual director retainer level before the end of four years from the date of their election to the Board of Directors.

The following table shows the common stock ownership of our directors and officers as of April 7, 2008. No director or executive officer owns any shares of Series C preferred stock. All directors and executive officers have sole voting and investment power over their shares (or share such powers with their spouses).

	Common Stock
	Beneficially Owned
Name	(*)

Douglas M. Brown	4,403	(1)
Director
Paul G. Ekstrom	5,000	(2)
Executive Officer
Francis S. Ferraro	4,259	(3)
Executive Officer
Robert W. Foy	42,072	(4)
Director
Edwin A. Guiles	1,090	(5)
Director
Robert R. Guzzetta	12,599	(6)
Executive Officer
Edward D. Harris, Jr., M.D.	3,462	(7)
Director
Bonnie G. Hill	3,898	(8)
Director
Martin A. Kropelnicki	3,019	(9)
Executive Officer
Richard P. Magnuson	22,162	(10)
Director
Linda R. Meier	5,365	(11)
Director
Peter C. Nelson	62,907	(12)
Director and Executive Officer
George A. Vera	4,886	(13)
Director
All directors and executive officers as a group	175,122	(14)

*	To the knowledge of the Group, as of March 31, 2008, all directors and executive officers together beneficially owned an aggregate of less than 1% of the Group’s outstanding common shares.

(1)	Includes 1,090 shares outstanding of restricted stock awarded on March 4, 2008, which have a 12 month vesting period.

(2)	Includes 272 shares held in the Employees Savings Plan, 1,500 shares under outstanding stock options, 1,854 shares of vested stock-settled stock appreciation rights, and 1,355 shares restricted stock (276 shares vested and 1,079 shares not vested which includes 630 shares awarded on March 4, 2008).

(3)	Includes 1,031 shares held in the Employees Savings Plan, 1,854 shares of vested stock-settled stock appreciation rights, and 1,355 shares restricted stock (276 shares vested and 1,079 shares not vested which includes 630 shares awarded on March 4, 2008).

(4)	Includes 28,000 shares outstanding under options, 4,062 shares of vested stock-settled stock appreciation rights, and 2,729 shares of restricted stock (1,192 shares vested and 1,537 shares not vested which includes 1,090 shares awarded on March 4, 2008).

(5)	Includes 1,090 shares outstanding of restricted stock awarded on March 27, 2008, which have a 12 month vesting period.

(6)	Includes 3,371 shares held in the Employees Savings Plan, 6,000 shares outstanding under options, 1,854 shares of vested stock-settled stock appreciation rights, and 1,355 shares of restricted stock (276 shares vested and 1,079 shares not vested which includes 630 shares awarded on March 4, 2008).

(7)	Includes 1,090 shares outstanding of restricted stock awarded on March 4, 2008, which have a 12 month vesting period.

(8)	Includes 1,090 shares outstanding of restricted stock awarded on March 4, 2008, which have a 12 month vesting period.

(9)	Includes 1,645 shares of vested stock-settled stock appreciation rights, and 1,355 shares of restricted stock (248 shares vested and 1,107 shares not vested which includes 630 shares awarded on March 4, 2008).

(10)	Includes 1,090 shares outstanding of restricted stock awarded on March 4, 2008, which have a 12 month vesting period.

(11)	Includes 1,090 shares outstanding of restricted stock awarded on March 4, 2008, which have a 12 month vesting period.

(12)	Includes 1,963 shares held in the Employees Savings Plan, 42,500 shares outstanding under options, 8,805 shares of vested stock-settled stock appreciation rights, and 5,513 shares of restricted stock (1,291 shares vested and 4,222 shares not vested which includes 2,240 shares awarded on March 4, 2008).

(13)	Includes 1,090 shares outstanding of restricted stock awarded on March 4, 2008, which have a 12 month vesting period.

(14)	Includes an aggregate of 6,637 shares held in the Employees Savings Plan for the benefit of the directors and executive officers, 78,000 shares outstanding under options which are currently exercisable or exercisable by the directors and executive officers within 60 days; 17,188 shares of vested stock-settled stock appreciation rights for the benefit of the executive officers and 28,942 shares of restricted stock held by the directors and executive officers.

Ownership of Largest Principal Stockholders

As of March 31, 2008, the Group’s records and other information available from outside sources indicated that the following stockholder was the beneficial owner of more than five percent of the outstanding shares of our common stock.

The information below is as reported in filings made by third parties with the Securities and Exchange Commission. Based solely on the review of our stockholder records and public filings made by the third parties with the Securities and Exchange Commission, the Group is not aware of any other beneficial owners of more than five percent of the common stock.

		Number of Shares of
Class	Beneficial Owner	Common Stock	Percent of Class

Common	SJW Corp.(1)	1,099,952	5.3%
	374 W. Santa Clara Street
	San Jose, CA 95196

(1)	SJW Corp. has sole voting and investment power over these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our directors, certain officers, and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership of our securities.

Based solely on its review of the copies of forms furnished to the Group, or written representations that no annual forms (SEC Form 5) were required, the Group believes that during the fiscal year ended December 31, 2007, our directors, executive officers and holders of more than ten percent of our common stock complied with all applicable SEC Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

The Organization and Compensation Committee (Committee) administers the Group’s compensation plans and programs for board members and executive officers. After a review of compensation levels, the Committee recommends to the full Board of Directors compensation levels, including the equity incentive plan awards for board members and executive officers for the 12-month period beginning January 1st of each year. The Group’s principal executive officer, principal financial officer and three most highly compensated executive officers in a particular year are referred to herein as “executive officers.” More information on the committee and related charter can be found at the Group’s website at http://www.calwatergroup.com in the corporate governance section.

The material elements of the Group’s executive compensation program include:

•	Salary

•	Equity Compensation

•	Pension Plan Benefits

•	Supplemental Executive Retirement Plan Benefits

•	Deferred Compensation Plan Benefits

•	Perquisites

Compensation Philosophy for Executive Officers

The Group’s overall philosophy is to provide compensation that attracts, retains, and motivates talented executives, rewards excellent job performance, promotes the Group’s “one team” approach, and provides for fair, reasonable, and competitive total compensation. The Committee believes that compensating executives using these criteria is a benefit to both stockholders and customers.

Historically, the Group has not used annual bonuses as a compensation mechanism and did not use annual bonuses for the 2007 fiscal year. The Committee is mindful that as a holding company for a California regulated utility, the Group’s financial performance is to a large extent dependent upon California Public Utilities Commission (CPUC) ratemaking decisions and other factors beyond the control of the executives such as rainfall and average temperatures. Therefore, the Committee’s decisions are determined largely by its comparisons with peer groups and evaluation of factors that are within the executives’ control.

Each year the Committee reviews, assesses, and approves all compensation for directors and executive officers after establishing assurance that the compensation for executive officers is competitive relative to companies of comparable size, complexity, location and business nature (see below for additional discussion of this comparison). In addition, the Committee approves the retention, fees, and termination of any compensation consultant or compensation consulting firm used to assist in the evaluation of director and executive compensation. In 2007, the Committee retained the services of an independent compensation consultant, Pearl Meyer & Partners (PM&P), for investigation into and advice on total compensation for executive officers for the 2008 fiscal year. The Committee believes that having an independent evaluation of executive officer compensation is a valuable tool for the Committee and stockholders. PM&P is not otherwise engaged to perform work for the Group.

The Committee retained PM&P for a number of purposes, including:

•	Constructing and reviewing peer groups for compensation comparison purposes;

•	Performing a competitive assessment of the Group’s compensation programs, practices, and levels for its executive officers and other senior officers.

The Committee made a number of compensation decisions, including decisions with respect to the executive officers, based on the competitive assessments provided by and through consultation with PM&P. The Committee’s decisions were made, however, entirely by the Committee, in its sole discretion.

Determining Executive Compensation

Overall compensation levels for executives are determined based on one or more of the following factors:

•	The individual’s duties and responsibilities within the Group,

•	The individual’s experience and expertise,

•	The compensation levels for the individual’s peers within the Group,

•	Compensation levels for similar positions in the utility industry or local industry other than utilities,

•	Performance of the individual and the Group as a whole,

•	The levels of compensation necessary to recruit, retain, and motivate executives.

In order to determine competitive compensation practices for 2007, the Committee relied on compensation data from a national survey compiled each year by the specialty firm, Saje Consulting Group, Inc, of market data for the water services industry, as well as compensation data developed by Watson Wyatt from a national survey of compensation.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive officer group, the Committee makes decisions regarding each individual executive’s target total compensation opportunities based on Group and individual performance and the need to attract, motivate and retain an experienced and effective management team. The Committee examines the relationship of each executive’s base salary and long-term equity incentives to the comparable market data at the 25th, 50th and 75th percentiles. Total compensation for specific individuals will vary based on a number of factors in addition to Group and individual performance, including scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a replacement executive.

In making compensation decisions for the 2007 fiscal year for the executive officers, the Committee’s general objective was to set target salary above the 50th percentile of the comparable market data (in light of the Group’s lack of annual incentive opportunities), and target total compensation (base pay plus the value of long-term equity awards) for these officers at approximately the 50th percentile of the comparable market data. Actual compensation decisions for the executive officers were, however, influenced by a variety of additional factors, including considerations of each individual’s experience and expertise, the Group’s performance, and internal equity among the executive officers.

Elements of Compensation

Salary

Base salaries are not increased automatically each year. To assist the Committee in its annual review of base salaries, the Group’s chief executive officer provides an assessment of performance and recommendations regarding base salary adjustments to the Committee for each of the executive officers based on the survey data and the other factors described above under “Determining Executive Compensation.” The CEO provides a full self-assessment of his own performance and degree of success in meeting the goals set for him at the beginning of the year, and this is followed by the Committee’s assessment of the Group’s performance and the CEO’s role in achieving that performance. The Committee then reviews and discusses the performance of each executive and the competitive data described above provided by PM&P. Once reviewed and agreed upon, the Committee recommends to the full Board of Directors the base salaries for the executive officers (including the chief executive officer). As a result of this analysis, the base salaries in 2007 were increased for each of the executive officers to the amounts set forth in the Summary Compensation Table below.

Equity Compensation

The purpose of the Group’s long-term equity incentive compensation program is to align executive compensation with stockholder interests, create incentives for executive retention, encourage long-term performance by the Group’s executive officers, and promote stock ownership. In years 2003, 2004, and 2005, the Committee did not grant equity compensation. In 2005, the Committee engaged two executive compensation consulting firms, Clark Consulting and PM&P, to assist the Group in developing a long-term equity incentive plan and compensation strategy. As described above under “Determining Executive Compensation,” for 2007 the Committee reviewed the equity compensation levels paid to executives at similar positions in both the Watson Wyatt and Saje surveys, and determined the total value of equity compensation awards on those bases. The Committee also decided in the interest of fostering the Group’s “one-team” approach that the annual equity incentive awards granted to each of the Group’s executive officers (other than the chief executive officer because of his substantially greater level of responsibility and ability to influence the Group’s operational results) would be the same for each.

Each year the Committee first establishes the total value of the equity compensation awards to be granted to the chief executive officer and the other executive officers. For 2007 these values were $125,000 and $30,000, respectively. In 2007, annual equity compensation awards granted to the executive officers were granted in the form of stock-settled stock appreciation rights (SARs) and restricted stock awards (RSAs), with 50% of the total value allocated to each. The Committee believes this mix of SARs and RSAs creates an effective combination of incentives and retention for those executives who are most responsible for influencing stockholder value.

The Committee grants equity awards to the executive officers in March of each year following the release of annual financial results. The exercise price of the SARs is the closing price of the Group’s common stock on the grant date.

Both the SARs and RSAs granted to the executive officers in March 2007 vest in monthly installments over 48 months following the date of grant. In addition, the SARs have a ten-year term. The exercise price of the SARs is the closing price for the Group’s common stock on the New York Stock Exchange on the grant date. Neither the SARs nor the RSAs provide for automatic vesting acceleration if there is a change in control in the ownership of the Group.

Pension Plan and Supplemental Executive Retirement Plan Benefits

In addition to the tax-qualified defined benefit plan that covers virtually all union and non-union employees, the Group provides supplemental retirement benefits to executive officers under the Supplemental Executive Retirement Plan (SERP). The plan is an unfunded, unsecured obligation of the Group and is designed to assist in attracting and retaining key executives while providing a competitive, total compensation program. Furthermore, the plan, in part, is designed to make up for limitations imposed by the Internal Revenue Code on allocations and benefits that may be paid to our executive officers under the Group’s tax-qualified plan. Since the tax code restricts benefits under our tax-qualified plan, our executives would not otherwise be eligible to receive the retirement benefits that are proportional to the benefits received by our employees generally based on compensation. The benefits under the SERP are obtained by applying the benefit provisions of the tax-qualified plan to all compensation included under the tax-qualified plan, without regard to these limits, reduced by benefits actually accrued under the tax-qualified plan.

The Group believes that its non-qualified supplemental executive retirement plan enhances the competitiveness of its executive compensation package and promotes retention. The primary reason for the pension plans, particularly the SERP, is to attract and retain senior management by offering a competitive total compensation package.

Deferred Compensation Plan

The Group maintains a deferred compensation plan for its directors, officers, and qualified managers. The plan permits the Group’s executives and eligible managers to defer up to 50% of their base salary. The plan is intended to promote retention by providing eligible employees, including the executive officers, with a long-term savings opportunity on an income tax-deferred basis. The plan’s investment options are similar, but not identical, to the Group’s tax-qualified 401(k) plan. The plan’s benefits are unsecured, but assets earmarked to satisfy the Group’s liabilities under the plan are held in a “rabbi” trust.

401(k) Plan

All employees satisfying the eligibility requirements are entitled to participate in our 401(k) plan and receive matching funds. Pursuant to the plan, executive officers are entitled to contribute up to the statutory limit set by the Internal Revenue Service and the Group matches 50 percent for each dollar contributed up to a maximum company match of 4%.

Perquisites

As part of the Group’s general automobile policy, the Group’s executive officers have the use of a company-owned automobile. The Committee believes that the provision of a company-owned automobile allows our executive officers to work more efficiently since many of the areas served by the Group are most effectively reached by automobile as opposed to forms of mass transportation, such as airlines. Any personal mileage incurred by the executive is taxed as additional compensation in accordance with IRS regulations. Other than this automobile policy, the Committee’s general philosophy is not to provide perquisites and other personal benefits of substantial value to the Group’s executive officers.

Severance Arrangements

None of the executive officers is a party to an individual employment agreement with the Group that provides for severance benefits.

Consistent with the Group’s compensation philosophy, the Committee believes that the interests of stockholders are best served if the interests of senior management are aligned with those of the stockholders. To this end, the Group provides enhanced change in control severance benefits to executive officers under the Group’s Executive Severance Plan to reduce any reluctance of the executive officers to pursue or support potential change in control transactions that would be beneficial to the Group’s stockholders. The plan was adopted in 1998, and its purpose is to promote the continued employment and dedication of our executives without distraction. The Executive Severance Plan provides severance pay equal to three times base salary to each of the executive officers if their employment is terminated without good cause or they resign for a good reason during the two-year period following a change in control.

In addition to the Executive Severance Plan, each executive officer is covered by the Group’s general severance policy. Under the severance policy, each non-union employee of Group whose employment is terminated without cause is entitled to severance pay of either one week’s pay after completing two years of service or two weeks’ pay after completing five or more years of service; provided at least two weeks’ notice is given. In addition, all executive officers are entitled to a pay-out of six weeks of vacation time upon any termination of employment.

Tax and Other Compensation Policies

When designing all aspects of compensation, the Group considers the impact of tax treatment, but the primary factor influencing program design is the support of business objectives. The Committee has reviewed the Group’s compensation structure in light of Section 162(m) of the Internal Revenue Code, which limits the amount of compensation that the Group may deduct in determining its taxable income for any year to $1,000,000 for a specified group of executive officers as determined by law. Stock appreciation rights are intended to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code. Restricted stock awards do not qualify as performance-based compensation within the meaning of Section 162(m). In 2006, no executive officer’s compensation exceeded the limitation set by Section 162(m).

Since historically the Committee has not used stock of the Group as a significant portion of executive compensation, the Group does not currently have any formal stock ownership guidelines for its executive officers, nor does it require that executive officers own a specific number of shares. The Board of Directors strongly encourages stock ownership by directors. Pursuant to the Group’s Corporate Governance Guidelines, available on the Group’s website at http://www.calwatergroup.com, beneficial ownership of an aggregate amount of shares having a value of four times the amount of the annual director retainer is desirable. Directors elected before April 27, 2005, who own less than the desirable amount are strongly encouraged to increase their holdings to that amount by April 26, 2009. Directors elected after April 27, 2005, who own less than the desired amount are strongly encouraged to increase their holdings to four times the annual director retainer level before the end of four years from the date of their election to the Board.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Group for the fiscal year ended December 31, 2007 and 2006.

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
		Salary		Bonus	Awards	Grants	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)		($)(1)	($)(2)	($)(2)	($)	($)(3)	($)(4)	($)

Peter C. Nelson	2007	$732,760	(5)	0	$28,489	$41,369	0	$511,773	$28,365	$1,342,756
President and	2006	$676,500		0	$14,749	$22,081	0	$522,752	$27,274	$1,263,356
Chief Executive Officer
Martin A. Kropelnicki	2007	$313,862	(6)	0	$6,573	$9,796	0	$48,543	$20,224	$398,998
Vice President,	2006	$219,232		0	$1,998	$3,301	0	$37,534	$15,342	$277,407
Chief Financial Officer and Treasurer
Francis S. Ferraro	2007	$314,246	(6)	0	$6,248	$9,065	0	$149,341	$18,658	$497,558
Vice President,	2006	$295,000		0	$2,850	$4,410	0	$185,598	$18,330	$506,188
Corporate Development
Robert R. Guzzetta	2007	$261,363	(7)	0	$6,248	$9,065	0	$71,388	$14,091	$362,155
Vice President,	2006	$245,000		0	$2,850	$4,410	0	$88,045	$11,305	$351,610
Operations
Paul G. Ekstrom	2007	$221,480	(8)	0	$6,248	$9,065	0	$92,346	$19,635	$348,774
Vice President, Customer Service and Information Technology

(1)	The executive officers were not entitled to receive payments which would be characterized as “bonus” payments for the fiscal year ended December 31, 2007 and 2006.

(2)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and 2006, in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, and thus may include amounts from awards granted in the year to which the disclosure relates as well as prior years. Assumptions used in the calculation of these amounts are included in footnote 13 of Group’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.

(3)	Amounts in this column reflect the actuarial increase in the present value of the executive officer’s benefits under the Group’s pension plan and Supplemental Executive Retirement Plan (SERP) determined using interest rate and mortality rate assumptions consistent with those used in the Group’s financial statements and includes amounts which the executive officers may not currently be entitled to receive because such amounts are not vested. Earnings on the nonqualified deferred compensation plan are noted on the Nonqualified Deferred Compensation table for those officers participating in the plan. Earnings have been excluded from this table since earnings were not at above market or at preferential rates.

(4)	All other compensation is comprised of 401(k) matching contributions made by Group on behalf of the executive officer and the personal use of company-provided cars. The value attributable to personal use of company-provided cars is included as compensation on the W-2 of each executive officer who receives such benefits. Each such officer is responsible for paying income tax on such amount.

(5)	For 2008, the Organization and Compensation Committee recommended and the board approved a $794,000 annual salary for Mr. Nelson as well as the issuance of 2,240 shares of restricted stock and 13,320 shares of stock appreciation rights. Such equity was granted on the close of business on March 4, 2008, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

(6)	For 2008, the Organization and Compensation Committee recommended and the board approved a $340,000 annual salary for Mr. Kropelnicki and Mr. Ferraro, as well as the issuance of 630 shares of restricted stock and 3,750 shares of stock appreciation rights. Such equity was granted on the close of business on March 4, 2008, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

(7)	For 2008, the Organization and Compensation Committee recommended and the board approved a $280,000 annual salary for Mr. Guzzetta, as well as the issuance of 630 shares of restricted stock and 3,750 shares of stock appreciation rights. Such equity was granted on the close of business on March 4, 2008, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

(8)	For 2008, the Organization and Compensation Committee recommended and the board approved a $235,000 annual salary for Mr. Ekstrom, as well as the issuance of 630 shares of restricted stock and 3,750 shares of stock appreciation rights. Such equity was granted on the close of business on March 4, 2008, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

Grants of Plan-Based Awards

For Fiscal Year Ended 2007

The table below sets forth certain information with respect to awards granted during or for the fiscal year ended December 31, 2007, to each of our executive officers.

									All Other	All Other		Grant
									Stock	Option		Date
									Awards:	Awards:	Exercise or	Fair
			Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Base	Value of
			Under Non-Equity			Under Equity			Shares of	Securities	Price of	Stock and
			Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Option	Options
	Approval	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	($)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

Peter C. Nelson(1)	11/15/2006	3/6/2007	0	0	0	0	0	0	309	0		$11,776
President and	11/15/2006	3/6/2007	0	0	0	0	0	0	0	1,526	$38.11	$15,886
Chief Executive Officer
Martin A. Kropelnicki(2)	11/15/2006	3/6/2007	0	0	0	0	0	0	75	0		$2,858
Vice President,	11/15/2006	3/6/2007	0	0	0	0	0	0	0	375	$38.11	$3,904
Chief Financial Officer and Treasurer
Francis S. Ferraro(2)	11/15/2006	3/6/2007	0	0	0	0	0	0	75	0		$2,858
Vice President,	11/15/2006	3/6/2007	0	0	0	0	0	0	0	375	$38.11	$3,904
Corporate Development
Robert R. Guzzetta(2)	11/15/2006	3/6/2007	0	0	0	0	0	0	75	0		$2,858
Vice President,	11/15/2006	3/6/2007	0	0	0	0	0	0	0	375	$38.11	$3,904
Operations
Paul G. Ekstrom(2)	11/15/2006	3/6/2007	0	0	0	0	0	0	75	0		$2,858
Vice President,	11/15/2006	3/6/2007	0	0	0	0	0	0	0	375	$38.11	$3,904
Customer Service and Information Technology

(1)	For 2008, the Committee recommended to award Mr. Nelson 2,440 shares of restricted stock and 13,320 shares of stock appreciation rights. The restricted stock award was granted on March 4, 2008, and will vest ratably over 48 months. The stock appreciation rights were awarded on March 4, 2008 and have a 10-year term and vest ratably over 48 months.

(2)	For 2008, the Committee recommended to award each named executive officer other than Mr. Nelson 630 shares of restricted stock and 3,750 shares of stock appreciation rights. The restricted stock award was granted on March 4, 2008, and will vest ratably over 48 months. The stock appreciation rights were awarded on March 4, 2008 and have a 10-year term and vest ratably over 48 months.

The restricted stock awards noted above were granted on March 6, 2007 and will vest ratably over 48 months. The stock appreciation rights described above were granted on March 6, 2007, and have a 10-year term and vest ratably over 48 months.

Outstanding Equity Awards at Fiscal 2007 Year-End

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan Awards:
				Equity						Incentive	Market
				Incentive						Plan Awards:	or Payout
				Plan						Number	Value of
				Awards:					Market	of Unearned	Unearned
	Number of	Number of		Number			Number of		Value of	Shares,	Shares,
	Securities	Securities		of Securities			Shares of		Shares or	Units or	Units or
	Underlying	Underlying		Underlying			Units of		Units of	Other	Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Peter C. Nelson(1)	12,500	0		0	$23.20	6/28/2010
President and Chief	15,000	0		0	$25.94	1/1/2011
Executive Officer	15,000	0		0	$25.15	1/1/2012
	5,989	6,511	(3)	0	$38.51	1/4/2016	846	(3)	$31,319	0	0
	1,526	6,614	(5)	0	$38.11	3/6/2017	1,341	(5)	$49,664	0	0
Martin A. Kropelnicki(2)	989	1,511	(4)	0	$42.51	5/1/2016	197	(4)	$7,293	0	0
Vice President, Chief	375	1,625	(5)	0	$38.11	3/6/2017	325	(5)	$12,032	0	0
Financial Officer and Treasurer
Francis S. Ferraro(2)	1,197	1,303	(3)	0	$38.51	1/4/2016	170	(3)	$6,293	0	0
Vice President,	375	1,625	(5)	0	$38.11	3/6/2017	325	(5)	$12,032	0	0
Corporate Development
Robert R. Guzzetta(2)	3,000	0		0	$25.94	1/1/2011
Vice President,	3,000	0		0	$25.15	1/1/2012
Operations	1,197	1,303	(3)	0	$38.51	1/4/2016	170	(3)	$6,293	0	0
	375	1,625	(5)	0	$38.11	3/6/2017	325	(5)	$12,032	0	0
Paul G. Ekstrom(2)	1,500	0		0	$25.15	1/1/2012
Vice President,	1,197	1,303	(3)	0	$38.51	1/4/2016	170	(3)	$6,293	0	0
Customer Service and	375	1,625	(5)	0	$38.11	3/6/2017	325	(5)	$12,032	0	0
Information Technology

(1)	For 2008, the Committee recommended to award Mr. Nelson 2,240 shares of restricted stock and 13,320 shares of stock appreciation rights. The restricted stock award was granted on March 4, 2008, and will vest ratably over 48 months. The stock appreciation rights were granted on March 4, 2008, with a 10-year term and vest ratably over 48 months.

(2)	For 2008, the Committee recommended to award executive officers 630 shares of restricted stock and 3,750 shares of stock appreciation rights. The restricted stock award was granted on March 4, 2008, and will vest ratably over 48 months. The stock appreciation rights were awarded on March 4, 2008, with a 10-year term and vest ratably over 48 months.

(3)	Awards were granted on January 4, 2006, and vest ratably over 48 months.

(4)	Awards were granted on May 1, 2006, and vest ratably over 48 months.

(5)	Awards were granted on March 6, 2007, and vest ratably over 48 months.

Option Exercises and Stock Vested

For Fiscal Year Ended 2007

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name of Executive	Exercise	Exercise	Vesting	Vesting
Officer	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Peter C. Nelson	0	N/A	715	$27,636
President and Chief Executive Officer
Martin A. Kropelnicki	0	N/A	156	$6,056
Vice President, Chief Financial Officer and Treasurer
Francis S. Ferraro	0	N/A	156	$6,029
Vice President, Corporate Development
Robert R. Guzzetta	0	N/A	156	$6,029
Vice President, Operations
Paul G. Ekstrom	0	N/A	156	$6,029
Vice President, Customer Service and Information Technology

Pension Benefits

For Fiscal Year Ended 2007

The table below shows the present value of accumulated benefits payable to each of the executive officers, including the number of years of service credited to each executive officer under the California Water Service Pension Plan and the Supplemental Executive Retirement Plan, each of which is described elsewhere in this Proxy Statement.

		Number of Years		Present Value of	Payments During
		Credited Service		Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)		($)(1)(2)	($)
(a)	(b)	(c)		(d)	(e)

Peter C. Nelson	California Water Service Pension Plan	11.92		$469,816	0
President and Chief	Supplemental Executive Retirement Plan	15.00	(3)(4)	$4,558,749	0
Executive Officer
Martin A. Kropelnicki	California Water Service Pension Plan	1.80		$31,344	0
Vice President, Chief	Supplemental Executive Retirement Plan	1.80		$54,733	0
Financial Officer and Treasurer
Francis S. Ferraro	California Water Service Pension Plan	18.42		$640,510	0
Vice President,	Supplemental Executive Retirement Plan	15.00	(4)	$1,411,165	0
Corporate Development
Robert R. Guzzetta	California Water Service Pension Plan	30.58		$783,443	0
Vice President,	Supplemental Executive Retirement Plan	15.00	(4)	$407,506	0
Operations
Paul G. Ekstrom	California Water Service Pension Plan	34.67		$968,970	0
Vice President,	Supplemental Executive Retirement Plan	15.00	(4)	$163,568	0
Customer Service and Information Technology

(1)	The present value is determined using interest rate and mortality rate assumptions consistent with those used in the Group’s financial statements.

(2)	Includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(3)	Full vesting in the SERP is 15 years. In February 1996, Mr. Nelson was awarded, for purposes of calculating his accrued benefit under the SERP, credit for an additional ten years of service.

(4)	All eligible officers are fully vested after 15 years of service under the SERP. Under the tax qualified pension plan, eligible employees, including officers are fully vested after 30 years of service.

Nonqualified Deferred Compensation

For Fiscal Year Ended 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FY
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Peter C. Nelson	$0	$0	$0	$562,721	$0
President and Chief Executive Officer
Martin A. Kropelnicki	$5,000	$0	$7	$0	$5,007
Vice President, Chief Financial Officer and Treasurer
Francis S. Ferraro	$120,000	$0	$66,065	$0	$627,270
Vice President, Corporate Development
Robert R. Guzzetta	$0	$0	$0	$0	$0
Vice President, Operations
Paul G. Ekstrom	$0	$0	$0	$0	$0
Vice President, Customer Service and Information Technology

The Deferred Compensation Plan provides specified benefits to select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of California Water Service Group. This plan is described in more detail on page 17.

Potential Payments Upon Termination or Change in Control

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment, or a change in control and termination of employment had occurred on December 31, 2007, given the executive officers’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the executive officers would also be entitled to the benefits described in the table of Pension Benefits for Fiscal Year 2007 above and the amount shown in the column labeled “Aggregate Balance at Last FY” of the table of Nonqualified Deferred Compensation for Fiscal Year 2007 above.

On December 16, 1998, the Group adopted the Executive Severance Plan. The Executive Severance Plan provides that if within 24 months following a change in control of the ownership of the Group, the executive officer’s employment is terminated for any reason other than good cause or by the executive for good reason, the Group will make a cash payment to the executive officer equal to three times the sum of such executive officer’s base salary as of the date of the change in control or the date the officer’s employment terminates, whichever is greater. The payments would be paid in three equal annual installments commencing on the first of the month following the month in which the officer’s employment terminated and payable thereafter on the anniversary of the initial payment date.

Each officer’s entitlement to the severance payment is conditioned upon execution of a release agreement. Additionally, the executive officer forfeits the right to receive the severance payment if he or she violates the non-solicitation and confidentiality provisions of the Executive Severance Plan.

For purposes of the Executive Severance Plan, the term “change in control” means the occurrence of (1) any merger or consolidation of the Group in which the Group is not the surviving organization, a majority of the capital stock of which is not owned by the shareholders of the Group immediately prior to such merger or consolidation; (2) a transfer of all or substantially all of the assets of the Group; (3) any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Group wherein thirty percent (30%) or more of the outstanding shares of the Group are transferred to any person; (4) the acquisition by or transfer to a person (including all affiliates or associates of such person) of beneficial ownership of capital stock of the Group if after such acquisition or transfer such person (and their affiliates or associates ) is entitled to exercise thirty percent (30%) or more of the outstanding voting power of all capital stock of the Group entitled to vote in elections of directors; or (5) the election to the Board of Directors of the Group of candidates who were not recommended for election by the Board of Directors of the Group in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.

For purposes of the Executive Severance Plan, “good cause” will be deemed to exist if (1) the applicable officer engages in acts or omissions that result in substantial harm to the business or property of the Group and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing; or (2) the applicable officer is convicted of a criminal violation involving fraud or dishonesty.

For purposes of the Executive Severance Plan, “good reason” will be deemed to exist if, without the applicable officer’s consent (1) there is a significant change in the nature or the scope of the applicable officer’s authority or in his or her overall working environment; (2) the applicable officer is assigned duties materially inconsistent with his or her present duties, responsibilities and status; (3) there is a reduction in the applicable officer’s rate of base salary or bonus; or (4) the Group changes by 100 miles or more the principal location in which the applicable officer is required to perform services.

Had a change in control occurred during fiscal 2007 and had their employment been terminated on December 31, 2007, either without good cause or by the executive for good reason, the executive officers would have been eligible to receive the payments set forth below.

Had a change in control not occurred during fiscal 2007 and had their employment been terminated on December 31, 2007, either without good cause or by the executive for good reason, the executive officer would be covered by the Group’s general severance policy. Under the severance policy, the executive officer would receive one week’s pay for each year of service after completing two years of service or two weeks’ pay for each year of service after completing five or more years service; provided at least two weeks’ notice is given and a release. In addition, executive officers are entitled to a pay-out of six weeks of vacation time upon any termination of employment.

In addition to the Executive Severance Plan, each executive officer is covered by the Group’s general severance policy. Under the severance policy, each non-union employee of Group whose employment is terminated without cause is entitled to severance pay of either one week’s pay after completing two years of service or two weeks’ pay after completing five or more years of service; provided at least two weeks’ notice is given. In addition, all executive officers are entitled to a pay-out of six weeks of vacation time upon any termination of employment. In the absence of a change in control, had their employment been terminated on December 31, 2007, without cause, the executive officers would have been eligible to receive the payments set forth below.

Potential payments Upon Termination or Change in Control

	Change in Control and	Termination of Employment
	Termination of Employment	without a Change in Control
	Severance Amount	Severance Amount
Name	($)	($)

Peter C. Nelson, President and Chief Executive Officer	$2,205,000	$113,077
Martin A. Kropelnicki, Vice President, Chief Financial Officer and Treasurer	$945,000	$42,404
Francis S. Ferraro, Vice President, Corporate Development	$945,000	$48,462
Robert R. Guzzetta, Vice President, Operations	$786,000	$40,308
Paul G. Ekstrom, Vice President, Customer Service and Information Technology	$666,000	$34,154

In addition to the benefits described above, if an executive officer’s employment terminates within one year of change of control, his or her options do not terminate or accelerate. The executive officer, although no longer an employee of the Group, may exercise his or her options in accordance with the original vesting schedule. Please refer to the table of Outstanding Equity Awards at Fiscal 2007 Year-End above.

Director Compensation

For Fiscal Year Ended 2007

The Group’s nonemployee directors receive cash retainers and meeting fees and equity awards for their service.

Nonemployee directors receive a $24,500 annual Board retainer, except for the Audit Committee chair who receives $33,500. In addition, each Board member receives $1,600 for each Board meeting attended, and $1,600 for each committee meeting attended. Further, each committee chair receives an additional fee of $1,600 for each committee meeting chaired.

Each nonemployee director also receives annual restricted stock grants under the Group’s equity compensation plan. The amount of these awards is determined each year by the Board. These awards are generally granted at the same time as awards are made to the Group’s executive officers and fully vest one year from the grant date. For 2007, each nonemployee director received 665 shares of restricted stock.

Directors may elect to defer compensation payable to them under the Group’s deferred compensation plan in the same manner as applicable to the Group’s executive officers as described above.

In addition, the Group maintains a Director Retirement Plan for the benefit of its nonemployee directors. In December 2005 this plan was closed to new participants, however, each of the nonemployee directors listed in the table below were, at that time, participants in the plan and thus continue to accrue benefits thereunder. Under the Director Retirement Plan, a director who participates in the plan and retires after serving on the Board for a total of five or more years will receive a retirement benefit equivalent to $22,000 per year. This benefit will be paid for the number of years the director served on the Board, up to 10 years. No amounts were paid to directors under this program in fiscal 2007.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock		Incentive Plan	Compensation	All Other
	in Cash	Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)	($)	($)(2)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Robert W. Foy(3)	$61,200	$34,704	0	0	$92,955	$191,703	$380,562
Chairman of the Board
Douglas M. Brown	$56,500	$20,971	0	0	$13,661	$0	$91,132
Lead Director
Edward D. Harris, Jr., M.D.	$54,900	$20,971	0	0	$2,602	$0	$78,473
Bonnie G. Hill	$48,500	$20,971	0	0	$10,903	$0	$80,374
David N. Kennedy(4)	$33,039	$20,971	0	0	$0	$0	$54,010
Richard P. Magnuson	$64,500	$20,971	0	0	$(1,916)	$0	$83,555
Linda R. Meier	$58,100	$20,971	0	0	$1,040	$0	$80,111
George A. Vera	$65,500	$20,971	0	0	$9,344	$0	$95,815

(1)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with the provisions of Statement of Financial Accounting Standards No. 123R and thus may include amounts from awards granted in and prior to 2007 and/or 2006. Assumptions used in the calculation of these amounts are included in footnote 13 of Group’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008.

(2)	Amounts reflect change in the present value of accumulated benefit in 2007 of the Directors Retirement Plan. Change in pension value also includes change in the California Water Service Pension and Supplemental Executive Retirement Plan (SERP) benefit for 2007 for Mr. Foy. Nonqualified deferred compensation earnings for directors participating in the deferred compensation plan were not included in the table since earnings were not at above market or at preferential rates.

(3)	Mr. Foy retired from service as an employee of the Group on April 25, 2007, but remained a director and Chairman of the Board. All Other Compensation for Mr. Foy represents salary and other compensation paid as an employee. On January 1, 2008, the Company transferred to Mr. Foy the title of his Company-owned vehicle at the Company’s book value which will be disclosed and recorded as compensation in 2008

(4)	David N. Kennedy retired as a director September 2007. He was not vested in the Director Retirement Plan.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

The Organization and Compensation Committee of the Group’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:

Our Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Organization and Compensation Committee:

ORGANIZATION AND COMPENSATION COMMITTEE

Edward D. Harris, Jr., M.D., Committee Chair
Bonnie G. Hill
Richard P. Magnuson
Linda R. Meier

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

No member of the Organization and Compensation Committee was an officer or employee of the Group or any of its subsidiaries during 2007, nor was any such member previously an officer of the Group or any of its subsidiaries. No member of the Organization and Compensation Committee had any material interest in a transaction of the Group or a business relationship with, or any indebtedness to the Group, in each case that would require disclosure under “Certain Related Persons Transactions” included elsewhere in this Proxy Statement.

None of the executive officers or non executive officers of the Group has served on the Board of Directors or on the Organization and Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Organization and Compensation Committee of the Group.

CERTAIN RELATED PERSONS TRANSACTIONS

Our wholly-owned subsidiary, CWS Utility Services (CWSUS), provides laboratory services to a subsidiary of San Jose Water Corporation (SJWC), which has ownership of over 5.3% of our common stock outstanding. The rates charged are comparable to rates charged to other third parties. We received approximately $135,000 from SJW Corporation for water sampling. The revenue and income from this activity is not significant to our business. Certain of our properties are in SJWC’s service territory. As a result, we paid SJWC approximately $75,000 for utility water service.

Procedures for Approval of Related Persons Transactions

The Company does not have a stated policy for considering related party transactions. Instead, the Board of Directors reviews all related persons transactions on a case by case basis and approves all such transactions in accordance with the Delaware general corporation law.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Group’s financial reporting process on behalf of the Board of Directors. The Committee’s purpose and responsibilities are set forth in the Audit Committee Charter. The current charter is available on the Group’s website at http://www.calwatergroup.com. The Committee consists of four members, each of whom meets the New York Stock Exchange standards for independence and the Sarbanes-Oxley Act independence standards for audit committee membership, and has at least one member meeting the requirements of a financial expert. During 2007, the Committee met four times.

The Group’s management has primary responsibility for preparing the Group’s financial statements and the overall reporting process, including the Group’s system of internal controls. KPMG LLP, the Group’s independent registered public accounting firm, audited the financial statements prepared by the Group and expressed their opinion that the financial statements present fairly the Group’s financial position, results of operations and cash flows in conformity with generally accepted accounting principles. KPMG LLP also audited management’s assessment that the Group maintained effective internal control over financial reporting as of December 31, 2007, and expressed their opinion that management’s assessment is fairly stated, in all material respects, and that the Group maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007.

In connection with the December 31, 2007, financial statements, the Audit Committee:

(1) reviewed and discussed the audited financial statements with management and the independent registered public accounting firm;

(2) discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended;

(3) received from KPMG LLP and discussed with the auditor written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and the Committee also discussed with KPMG LLP the firm’s independence, and considered whether the firm’s provision of non-audit services and the fees and costs billed for those services are compatible with KPMG LLP’s independence; and

(4) met privately with the Group’s independent registered public accounting firm and internal auditors, each of whom has unrestricted access to the Audit Committee, without management present, and discussed their evaluations of the Group’s internal controls and overall quality of the Group’s financial reporting and accounting principles used in preparation of financial statements. The Committee also met privately with the Group’s Chairman and the President and Chief Executive Officer, the Chief Financial Officer and the Controller to discuss the same issues.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

George A. Vera, Committee Chair
Douglas M. Brown
Richard P. Magnuson
Linda R. Meier

RELATIONSHIP WITH THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as the Group’s independent registered public accounting firm for the year ending December 31, 2008. The Committee’s selection of Deloitte & Touche LLP as independent registered public accounting firm is submitted for ratification by vote of the stockholders at their Annual Meeting.

The following fees relate to services provided by KPMG LLP, the Group’s independent registered public accounting firm for fiscal years 2006 and 2007. No fees were paid to Deloitte & Touche LLP in either 2006 or 2007.

Category of Services	2006	2007

Audit Fees(1)	$780,200	$755,000
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$0	$0
Subtotal	$780,200	$755,000
All Other Fees(4)	$0	$0

(1)	The audit services included audits of California Water Service Group and California Water Service Company annual financial statements for the years ended December 31, 2006 and 2007, and quarterly reviews of the Group’s interim financial statements. Included for the year ended December 31, 2007, fees are related to the audit of management’s assessment of internal control over financial reporting and an audit of the effectiveness of internal control over financial reporting.

(2)	Services include assurance and related services by the auditor that are reasonably related to the performance of the audit or review of the Group’s financial statements and are not reported under “Audit Fees.”

(3)	Services include tax compliance, tax advice, and tax planning.

(4)	Services include other services (and products) provided by the independent registered public accounting firm, other than the services reported above in this table.

Fees reported in the above table relate to that fiscal year and were incurred either during the fiscal year or in the quarter following the fiscal year end.

All non-audit services provided by the independent registered public accounting firm are subject to preapproval by the Audit Committee, as described in the Audit Committee Charter, which is available on the Group’s website at http://www.calwatergroup.com.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008

Stockholders will vote on the ratification of the selection of Deloitte & Touche LLP, certified public accountants, to audit the Group’s books, records and accounts for the year ending December 31, 2008. Following the recommendation of the Audit Committee, the Board recommends a vote FOR the adoption of this proposal. Representatives of Deloitte & Touche LLP will be present at the meeting to answer questions and will have an opportunity to make a statement if they desire to do so. If the stockholders do not ratify this appointment, the Audit Committee will reconsider the selection of the independent registered public accounting firm.

Vote Required

In order for the ratification of the selection of the independent registered public accounting firm to be approved, it must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

The Board urges you to vote FOR this proposal.

OTHER MATTERS

Adjournment

Notice of adjournment need not be given if the date, time and place thereof are announced at the Annual Meeting at which the adjournment is taken. However, if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting will be given to each stockholder entitled to vote at the Annual Meeting. At adjourned Annual Meetings, any business may be transacted which might have been transacted at the original Annual Meeting.

Cost of Proxy Solicitation

The Group will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the proxies and any additional materials which may be furnished by the Board to stockholders. The solicitation of proxies will be made by the use of the U.S. postal service and also may be made by telephone, or personally, by directors, officers and regular employees of the Group, who will receive no extra compensation for such services. Morrow & Co. was hired to assist in the distribution of proxy materials and solicitation of votes for $7,000, plus out-of-pocket expenses. The Group will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Other Matters

The Board is not aware of any matters to come before the Annual Meeting other than the proposals for the election of directors and the ratification of the selection of the independent registered public accounting firm. If any other matters should be brought before the meeting or any adjournment thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies. The report of the Organization and Compensation Committee, the report of the Audit Committee, and the statement of independence of Audit Committee members referred to under “Board Structure — Committees: Audit” are not to be considered as incorporated by reference into any other filings which the Group makes with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. These portions of this Proxy Statement are not a part of any of those filings unless otherwise stated in those filings.

Code of Ethics

The Group has adopted a written code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer or controller. The Group has also adopted codes of ethics for its employees and directors. The codes are posted on the Group’s website at http://www.calwatergroup.com. The codes are also available in written form upon request to Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Stockholders Sharing an Address

As permitted by the Securities Exchange Act of 1934, as amended, the Group may deliver only one copy of this Proxy Statement to stockholders residing at the same address, unless such stockholders have advised the Group of their desire to receive multiple copies of the Proxy Statement. Stockholders residing at the same address may request delivery of multiple copies of the Proxy Statement by directing a notice to Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598 or calling (408) 367-8200. The Group will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder who so requests.

Copies of Annual Report on Form 10-K

The Group, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal year 2007. Copies of exhibits to Form 10-K also will be furnished upon request for a payment of a fee of

$0.50 per page. All requests should be directed to Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Electronic copies of the Group’s 10-K, including exhibits, and this Proxy Statement will be available on the Group’s website at: http://www.calwatergroup.com.

Disclaimer Regarding Website

The information contained on the Group’s website is not to be deemed included or incorporated by reference into this Proxy Statement.

California Water Service Group
California Water Service Company,
Hawaii Water Service Company,
New Mexico Water Service Company,
Washington Water Service Company and
CWS Utility Services
HWS Utility Services
1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

ANNUAL MEETING OF STOCKHOLDERS OF
CALIFORNIA WATER SERVICE GROUP
May 27, 2008
Please date, sign, and mail
your proxy card in the
envelope provided, or vote
by telephone or Internet, as
soon as possible.
â  Please detach along perforated line and mail in the envelope provided.   â
■    20930000000000000000 3                                                                                      052708

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: You cannot cumulate your votes when voting by Internet or telephone. In order to cumulate your votes, you must return this proxy card by mail in the enclosed envelope.						FOR	AGAINST	ABSTAIN
					2.	Proposal to Ratify the Appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Group for 2008.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡	Douglas M. Brown
		¡	Robert W. Foy
☐	WITHHOLD AUTHORITY	¡	Edwin A. Guiles
IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS PROPERLY RAISED AT THE MEETING. THE COMPANY KNOWS OF NO OTHER MATTER TO BE RAISED AT THE MEETING OTHER THAN AS SET FORTH IN THE COMPANY’S PROXY STATEMENT.

Please date, sign, and return promptly.

	FOR ALL NOMINEES	¡	Edward D. Harris, Jr., M.D.
		¡	Bonnie G. Hill
☐	FOR ALL EXCEPT	¡	Richard P. Magnuson
	(See Instruction below)	¡	Linda R. Meier
		¡	Peter C. Nelson
		¡	George A. Vera

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, (as shown here: (•)To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CALIFORNIA WATER SERVICE GROUP
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     PETER C. NELSON and LYNNE P. MCGHEE, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, all the shares of California Water Service Group common stock and preferred stock of the undersigned at the Annual Meeting of Stockholders of California Water Service Group to be held at 1720 N. First Street, San Jose, California on May 27, 2008 at 9:30 a.m., or at any adjournment thereof. By my signature on the reverse side of this proxy, I acknowledge that I have received a copy of the notice of meeting and proxy statement relating to this meeting and of the Group’s Annual Report to Stockholders for 2008. Unless otherwise specified below this proxy authorizes the proxies to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees listed on the reverse side as the proxies determine in their discretion.
Please date, sign, and mail as soon as possible in the enclosed envelope.
(Continued and to be signed on the reverse side.)
14475

ANNUAL MEETING OF STOCKHOLDERS OF
CALIFORNIA WATER SERVICE GROUP
May 27, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE- Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date. We have been advised by counsel that these telephone and Internet voting procedures comply with Delaware law.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■    20930000000000000000 3                                                                                            052708

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: You cannot cumulate your votes when voting by Internet or telephone. In order to cumulate your votes, you must return this proxy card by mail in the enclosed envelope.						FOR	AGAINST	ABSTAIN
					2.	Proposal to Ratify the Appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Group for 2008.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡	Douglas M. Brown
		¡	Robert W. Foy
☐	WITHHOLD AUTHORITY	¡	Edwin A. Guiles
IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS PROPERLY RAISED AT THE MEETING. THE COMPANY KNOWS OF NO OTHER MATTER TO BE RAISED AT THE MEETING OTHER THAN AS SET FORTH IN THE COMPANY’S PROXY STATEMENT.

Please date, sign, and return promptly.

	FOR ALL NOMINEES	¡	Edward D. Harris, Jr., M.D.
		¡	Bonnie G. Hill
☐	FOR ALL EXCEPT	¡	Richard P. Magnuson
	(See Instruction below)	¡	Linda R. Meier
		¡	Peter C. Nelson
		¡	George A. Vera

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, (as shown here: (•)To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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